NASDAQ: ATRS Raymond James & Associates 40th Annual Institutional Investors Conference March 5, 2019 Robert F. Apple President and Chief Executive Officer Antares Pharma (NASDAQ: ATRS) EX 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: adequate reimbursement coverage and commercial success of XYOSTED™ and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; timing and successful development and FDA approval of the rescue pen with Pfizer and future revenue from the same; future market acceptance and revenue from AMAG Pharmaceutical’s Makena® subcutaneous auto injector product; successful completion of the transaction with Ferring International Center, S.A. and satisfaction of the various conditions in the Ferring asset purchase agreement and payment of the full purchase price; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including ATRS-1701; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners including Teva and Pfizer; continued growth in product, development, licensing and royalty revenue; achievement of the Company’s 2019 revenue guidance; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's most recently filed Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law. ©2019 Copyright Antares Pharma, Inc. All Rights Reserved.

Antares Pharma A Growing Combination Drug Device Company with 2018 Revenue of $63.6 million ATRS announced full year 2019 revenue guidance to be in the range of $95-$105 million – a potential 50% to 65% increase over 2018 reported revenue An Innovative Leader in Self-Administered Injection Technology – Five products utilizing ATRS devices FDA approved in the past five years and three in 2018 - Makena® SC AI, Generic EpiPen® and XYOSTED™ Novel Drug Delivery Technology can provide numerous product opportunities and life cycle management solutions - Proprietary and Partnered revenue streams provide multiple opportunities for growth

NASDAQ: ATRS Antares Proprietary Commercial Products

A NEW CHOICE in the Management of TESTOSTERONE DEFICIENCY The first and only weekly auto-injector for TRT

PRODUCT FEATURES Easy to use and store at room temperature Fine (27-gauge) needle allows for rapid subcutaneous delivery of sesame oil solution (~10 seconds) Locking needle guard hides needle before, during, and after administration and reduces risk of needle stick injuries TE, testosterone enanthate XYOSTED™ Product Features NAME XYOSTED™ (testosterone enanthate injection) INDICATION Replacement therapy in adult males for deficiency or absence of endogenous testosterone caused by Primary TD (congenital or acquired) Hypogonadotropic TD (congenital or acquired) DOSING Once weekly, single-use, fixed-dose subcutaneous product Prescribing Information See Full Prescribing Information including Boxed Warning and Important Safety Information at www.xyosted.com

Ctrough Stable For 52 Weeks Mean Ctrough (ng/dL) over 52 week “003” study 6 12 18 26 38 52 Week 1, pre-dose QST-13-003 treatment regimen demonstrated a mean steady state concentration of testosterone of 553.3 ± 127.3 ng/dL at 12 weeks Orange lines represent the defined range of 300 – 1100 ng/dL . . . . . . . . Baseline The safety of XYOSTED was evaluated in 2 clinical studies in a total of 283 men who received weekly subcutaneous doses for up to one year.  In these studies, the most commonly reported adverse reactions (>5%) were: hematocrit increased, hypertension, PSA increased, injection site bruising, and headache.

Unique Messaging: 98.5% of P3 XYOSTED™ patients achieved levels in the physiologic range With XYOSTED™, consistent steady state, physiologic levels are achieved in 6 weeks and then maintained over a year in the P3 study In a P3 clinical study, 99.4% of observed injections were virtually pain-free Co-pay program* for eligible commercially insured patients Potentially lower OOP than a generic Patient Hub Service : STEADYCare program Core Visual Aid Physician Leave-Behind Patient Brochure Core Launch Selling Messages & Tools * For more information go to www.xyosted.com

TRT TRx’s grew by 6% in 2018 to 7.2M Source: IQVIA (IMS) NPA Data December 2018 596,916 408,268 162,360

ATRS Commercial Products OTREXUP® (methotrexate) injection Sumatriptan Injection USP OTREXUP® and Sumatriptan combined 2018 revenue - $29 million

NASDAQ: ATRS Antares Partnered Commercial Products

Teva’s Epinephrine Injection USP Approved Utilizing ATRS VIBEX® Device Teva’s generic EpiPen® was approved by FDA and made commercially available in limited quantities November 2018 – therapeutically equivalent and fully substitutable at the pharmacy Teva continues to manufacture drug and build supply – normalized inventory levels expected late Q119 or early Q219 – Teva expects significant market share by the end of this year and continued growth in 2020 Antares 2019 revenue assumptions include Teva’s full commercial launch in the second half of 2019 Antares receives cost plus margin on devices sold to Teva plus mid to high single digit royalties on in-market sales of product EpiPen Jr. expected to launch late June

Makena® hydroxyprogesterone caproate injection Utilizing ATRS QuickShot® Device



Makena
hydroxyprogesterone caproate injection
275 mg/1.1 mL Auto-Injector
FOR SUBCUTANEOUS INJECTION ONLY.
Administration by Healthcare Professionals Only.
NDC# 64011-301-03
Rx ONLY
275 mg/ 1.1mL
(250 mg/mL)
This carton contains:

- AMAG/Makena® collaboration began in 2014

  Alliance terms:
  - Cost plus product transfer price (fully packaged QuickShot® device), plus royalty on net sales and sales performance milestones

Makena® - Used to Reduce the Risk of Preterm Birth in Certain At-Risk Women

- ☑ **Efficient**
- ☑ **Discreet**
- ☑ **Administration friendly**

	Subcutaneous injection	Intramuscular injection
Injection location	 Back of upper arm	 Upper-outer quadrant of the gluteus maximus
Injection duration	~15 seconds	One minute or longer
Needle size	27-gauge, 0.5" SQ needle	21-gauge, 1.5" IM needle

- **Approved February '18 – 2018 full year product and royalty revenue for Makena SC AI ~$18M**
- **AG and Generics launched July and December 2018**

13

NASDAQ: ATRS Antares Development Pipeline

Antares Development Pipeline Product Preclinical Phase 1 Phase 2 Phase 3 Marketed Antares Proprietary and Partnered Products Teriparatide - Teva Exenatide - Teva ATRS-1701 - Neurology Rescue Pen - Pfizer

Generic Forteo® (teriparatide) 17 Teva ANDA currently under active FDA review Teva and Eli Lilly settled their Paragraph IV litigation in the U.S. with terms undisclosed. Lilly has stated they do not expect any generic competition until the second half of 2019 Teva has successfully completed a decentralized registration process in 17 countries in Europe and is awaiting patent clearance prior to launch Based on available information, Antares believes Teva may have first to file status and therefore entitled to 180 days of marketing exclusivity According to Lilly’s 2018 form 10k, Forteo® full year revenues were $1.58 billion, of which $758 million was recorded in the U.S. and $818 million in rest of world ATRS will supply devices at reasonable margin plus receive high single digit to mid-teens royalty on Teva end sales

Generic Byetta® (exenatide) Teva is working through the FDA regulatory approval process using the ANDA pathway ATRS believes Teva has first to file status and therefore 180 days of marketing exclusivity pending FDA approval and launch Total retail U.S. sales of Byetta® in 2018 were approximately $216 million according to IQVIA NSP (IMS) data ATRS will supply devices at reasonable margin plus receive a single digit to mid-teens royalty on Teva end sales

ATRS/Pfizer Strategic Collaboration for Rescue Pen Antares and Pfizer are developing a combination drug device Rescue Pen The Rescue Pen will utilize the Antares QuickShot® device and an undisclosed Pfizer drug Pfizer will pay for the development of the product and assume responsibility for FDA approval Antares will provide commercial ready finished product to Pfizer at cost plus margin and Pfizer will commercialize the product in the U.S., pending FDA approval Antares will receive royalties on net in-market sales

ATRS-1701 Ongoing development work on our next proprietary program - a combination drug device product in the neurology space Dosed 2 formulations into man in Q418 and did not achieve optimal PK levels we expect to see with our combination products We are currently reformulating the drug with the data we have collected and look to move this product to a clinical trial

NASDAQ: ATRS ATRS 2018 Financials & 2019 Guidance

Fourth Quarter and Full Year 2018 Financial Results Three Months Ended Dec 31 Increase Twelve Months Ended Dec 31 Increase 2018 2017 (Decrease) 2018 2017 (Decrease) Total Revenue $ 18,821 $ 14,040 34% $ 63,554 $ 54,515 17% Cost of Revenue 9,630 7,107 36% 31,065 27,466 13% Gross Profit 9,191 6,933 33% 32,489 27,049 20% % Revenues 49% 49% 51% 50% Research & Development 3,673 3,612 2% 14,254 13,147 8% Selling, General & Administrative 11,230 7,340 53% 34,836 30,353 15% Total Operating Expenses 14,903 10,952 36% 49,090 43,500 13% Gain on Sale of Assets 12,500 860 1353% 12,500 860 1353% Operating Income (Loss) 6,788 (3,159) ** (4,101) (15,591) (74%) Other Income (Expense) (654) (555) 18% (2,414) (1,152) 110% Net Loss $ 6,134 $ (3,714) $(6,515) $ (16,743) Loss Per Share $ 0.04 $ (0.02) $ (0.04) $ (0.11)

ATRS Projected Five Year Revenue Growth Projected CAGR – 30.4% Guidance +14% vs. ‘15 +72% vs. ‘14 +17% vs. ‘17 +49% - 65% vs. ’18* * Percent increase based on 2019 guidance

ATRS – 2019 Potential Catalysts XYOSTED™ prescription growth Generic EpiPen® prescription growth Continued growth of AMAG’s Makena® SC auto injector product Potential U.S. FDA approval and global launch of generic Forteo® 12

NASDAQ: ATRS Raymond James & Associates 40th Annual Institutional Investors Conference March 5, 2019 Robert F. Apple President and Chief Executive Officer Antares Pharma (NASDAQ: ATRS)